Exhibit 10.48

To:	PREMIER MARINE CO.
GLADIATOR SHIPPING CO.
GUARDIAN SHIPPING CO.
SEANERGY MARITIME HOLDINGS CORP.
each of 154 Vouliagmenis Avenue
16674 Glyfada
Athens, Greece
for the attention of: Chief Executive Officer

From:	UniCredit Bank AG
as Lender
7 Heraklitou Street
10673 Athens
Greece
Fax: +30 210 3640063
Attention: the Managers

10 October 2018

Facility agreement dated 11 September 2015 (as amended and supplemented by a supplemental agreement dated 3 June 2016, a supplemental letter dated 29 July 2016, a supplemental letter dated 7 March 2017, a supplemental letter dated 25 September 2017 and a supplemental letter dated 30 April 2018, the "Facility Agreement") and entered into between (i) Premier Marine Co., Gladiator Shipping Co. and Guardian Shipping Co. as joint and several borrowers (together, the "Borrowers"), (ii) Seanergy Maritime Holdings Corp. as guarantor (the "Guarantor") and (iii) UniCredit Bank AG as original lender (the "Lender") in respect of a term loan facility of (originally) up to US$52,704,790

1	We refer to the Facility Agreement. Words and expressions defined in the Facility Agreement shall have the same meaning when used in this Letter and for the purposes of this Letter.
2	In this Letter:
"Effective Date" means the date on which the conditions precedent in Clause 7 are satisfied.
3	We also refer to:
(a)	the upcoming sale of:
(i)
Ship B (the "First Sale"), pursuant to a memorandum of agreement dated 20 September 2018 (as from to time amended and/or supplemented, the "First MOA") and made between Gladiator Shipping Co. ("Gladiator") as seller and Xiang B8 HK International Ship Lease Co., Limited as buyer (the "First Buyer");

(ii)
Ship C (the "Second Sale" and, together with the First Sale, the "Sales" and each a "Sale"), pursuant to a memorandum of agreement dated 20 September 2018 (as from time to time amended and/or supplemented, the "Second MOA") and made between Guardian Shipping Co. ("Guardian") as seller and Xiang B7 HK International Ship Lease Co., Limited as buyer (the "Second Buyer");

(b)
the purchase price of $10,960,000 to be paid by the First Buyer to Gladiator under the First MOA (the "First Sale Proceeds") and be credited to the account held in the name of the Lender in Hamburg (account number: 0497 415 001 002 and IBAN: DE13 2003 0000 0415 0010 02, the "Lender's Account") and further released to the account held with the Lender in Hamburg in the name of Gladiator (account number: 0497 16369613 and IBAN: DE72200300000016369613, (the "Gladiator's Earnings Account")) on the date on which the First Sale is completed by delivery of Ship B to the First Buyer;
(c)
the purchase price of $11,700,000 to be paid by the Second Buyer to Guardian under the Second MOA (the "Second Sale Proceeds" and together with the First Sale Proceeds, the "Sales Proceeds") and be credited to the Lender's Account and further released to the account held with the Lender in Hamburg in the name of Guardian (account number: 0497 16369595 and IBAN: DE73 2003 0000 0016 369 595, (the "Guardian's Earnings Account")) on the date on which the Second Sale is completed by delivery of Ship C to the Second Buyer;

(d)
the requirement that, following each Sale, the Borrowers shall prepay on the Relevant Date the Relevant Percentage of the Loan pursuant to clause 7.4 (Mandatory Prepayment on Sale or Total Loss) of the Facility Agreement; and

(e)
the scheduled acquisition (the "Acquisition") of m.v. "CPO OCEANIA" (the "New Ship") by Fellow Shipping Co. (the "New Borrower") for a purchase price of $28,700,000, with such acquisition to be completed by no later than 15 December 2018 (the "Waiver Period").

4	The Request
The Borrowers and the Guarantor have requested that the Lender:
(i)
agrees to defer payment of the amount of $1,552,000, representing the amount of the Repayment Instalment which fell due on 25 September 2018 (the "Deferred Amount") until the earlier of (a) the date on which the First Sale is completed and (b) 18 October 2018;

(ii)	consents to the Sales;
(iii)
notwithstanding any contrary provisions of the Facility Agreement, waives the requirement to apply the Sales Proceeds (or the relevant part thereof) in accordance with clause 7.4 (Mandatory Prepayment on Sale or Total Loss) of the Facility Agreement during the Waiver Period; and

(iv)	consents to the application of the Sales Proceeds (or any part thereof) towards the Acquisition of the New Ship by the New Borrower during the Waiver Period, together, the "Request".
5	Agreement of the Lender
The Lender agrees, subject to and upon the terms and conditions of this Letter, to the Request referred to in paragraph 4 above.
6	Agreement of the Parties
The Borrowers, the Guarantor and the Lender hereby agree to the following:
(a)	an aggregate amount of $11,057,087, representing:
(i)
90% of the First Sale Proceeds together with any amounts payable in respect of lubricants and oils (amounting to a total of $10,102,540.56), which will be released pursuant to the release letter at the date of the First Sale; and

(ii)	$954,546.44 (the "Borrower's Equity", held at the date of this Letter in the Gladiator's Earnings Account,

shall be received by the Lender prior or at the time of (as the case may be) the release of the mortgage registered over Ship B in the Lender's favour and the completion of the First Sale;
(b)
an aggregate amount of $ 10,530,000 (representing 90% of the Second Sale Proceeds (which shall be deposited in the Lender's Account) shall be received by the Lender prior to the release of the mortgage registered over Ship C in the Lender's favour and the completion of the Second Sale;

(c)
upon completion of each Sale, the Borrowers hereby irrevocably and unconditionally authorise the Lender to transfer from the Lender's Account to Gladiator's Earnings Account and the Guardian's Earnings Account respectively, an amount equal to the Sale Proceeds relevant to that ship;

(d)
upon completion of the First Sale, the Borrowers hereby irrevocably and unconditionally authorise the Lender to proceed with debiting the Gladiator's Earnings Account with the amount of $1,552,000 towards payment of the Deferred Amount;

(e)
upon completion of the First Sale, the Borrowers hereby irrevocably and unconditionally authorise the Lender to block $9,505,087 (the "Blocked Amount I") (representing the outstanding loan amount relating to Ship B after payment of the instalment originally due on Sep 25, 2018 in accordance with clause 7.4 (Mandatory Prepayment on Sale or Total Loss) of the Facility Agreement);

(f)
upon completion of the Second Sale, the Borrowers hereby irrevocably and unconditionally authorise the Lender to block $10,331,617 (the "Blocked Amount II" and together with Blocked Amount I, the "Blocked Amounts") (representing the outstanding loan amount relating to Ship C after payment of the instalment originally due on Sep 25, 2018 in accordance with clause 7.4 (Mandatory Prepayment on Sale or Total Loss) of the Facility Agreement);

(g)
if the First Sale is not completed on or prior to 18 October 2018 the Borrowers hereby irrevocably and unconditionally authorise the Lender to debit the Gladiator's Earnings Account for payment of the Deferred Amount;

(h)
upon receipt of evidence satisfactory in all respects to the Lender regarding the Acquisition (including, for the avoidance of doubt, the receipt of the duly executed memorandum of agreement in respect of the New Ship), the Lender will instruct its lawyers to proceed with the preparation of the required documentation for the purpose of releasing Guardian and Gladiator from their obligations and liabilities under the Facility Agreement and the New Borrower adhering to and becoming a new party thereto;

(i)	the Lender consents to the application of the Sales Proceeds (or any part thereof) in completing the Acquisition;
(j)
if the Acquisition is not completed by the end of the Waiver Period, the Blocked Amounts shall, on the first Business Day falling after the last day of the Waiver Period, be applied in accordance with clause 7.4 (Mandatory Prepayment on Sale or Total Loss) of the Facility Agreement (and the Borrowers hereby irrevocably and unconditionally authorise the Lender to make that application);

(k)
on the first Business Day falling after the completion of the Acquisition, any Sales Proceeds which have not been applied towards the Acquisition shall be applied in accordance with clause 7.4 (Mandatory Prepayment on Sale or Total Loss) of the Facility Agreement (and the Borrowers hereby irrevocably and unconditionally authorise the Lender to make that application); and

(l)	accrued interest and any Break Costs shall be paid by the Borrowers separately.

7	Conditions Precedent
The agreements contained in Clauses 5 and 6 are subject to the Lender having received, on or prior to the date of this Letter, the following documents and evidence in all respects in form and substance satisfactory to it and its lawyers:
(i)
documents of the kind specified in Schedule 2, Part A, paragraph 1 of the Facility Agreement in relation to each Borrower and the Guarantor in connection with the execution of this Letter and the Mortgage Addendum (as defined below), updated with appropriate modifications to refer to this Letter;

(ii)	an original of this Letter duly executed by the Lender, acknowledged by the Borrowers and the Guarantor and countersigned by the Approved Manager;
(iii)
evidence of the payment of the Deposit (as such term is defined in the First MOA) in the amount of $1,096,000 to the account of Ince & Co. Hong Kong acting as the escrow agent pursuant to the First MOA (Account No. 500-272331-274 with The Hong Kong and Shanghai Banking Corporation Limited, Hong Kong Office of 1 Queen's Road Central, Hong Kong);

(iv)	evidence satisfactory to the Lender that a non-refundable restructuring fee in the amount of US$8,000 has been paid by the Borrowers to the Lender;
(v)
certified copies of all documents (if any) evidencing any other necessary action, approvals or consents with respect to this Letter (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(vi)
favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Republic of the Marshall Islands and such other relevant jurisdiction as the Lender may require; and

(vii)	documentary evidence that the agent for service of process named in clause 42.2 (Service of Process) of the Facility Agreement has accepted its appointment for service of process under this Letter.
8	Amendments to the Facility Agreement
The provisions of the Facility Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:
(a)	by deleting clause 6.1 thereof in its entirety and replacing it with the following new clause 6.1:
"6.1 Repayment of Loan
Save as previously repaid or prepaid, the Borrowers shall repay the Loan in the following instalments on the following dates (all of which shall be a "Repayment Instalment"):
Date	Repayment Instalment Amount ($)
18 October 2018	1,552,000
27 December 2018	1,552,000
26 March 2019	1,552,000

25 June 2019	1,552,000
25 September 2019	1,552,000
27 December 2019	1,552,000
26 March 2020	1,552,000
25 June 2020	1,552,000
25 September 2020	1,552,000
28 December 2020	30,976,790

"; and
(b)
by construing throughout all references in the Facility Agreement to "this Agreement" and all references in the Finance Documents (other than the Facility Agreement) to the "Facility Agreement" as references to the Facility Agreement as amended and supplemented by this Letter.

9	Representations and Warranties
The Borrowers and the Guarantor hereby represent and warrant to the Lender that the representations and warranties contained in clause 19 (Representations) of the Facility Agreement are true and correct on the date of this Letter and on the Effective Date as if all references therein to "this Agreement" were references to the Facility Agreement as supplemented by this Letter and as if all such representations and warranties were amended in line with this Clause 3 of this Letter.  This Letter comprises the legal, valid and binding obligations of the Borrowers and the Guarantor enforceable in accordance with its terms.
10	Re-affirmation of Facility Agreement
The Borrowers and the Guarantor hereby agree that all the provisions of the Facility Agreement which have not been amended by this Letter shall be and are hereby re-affirmed and remain in full force and effect.
11	Costs and Expenses
The provisions of clause 16 (Costs and Expenses) of the Facility Agreement, as amended and supplemented by this Letter, shall apply to this Letter as if they were expressly incorporated in this Letter with any necessary modifications.
12	Notices
Clause 33 (Notices) of the Facility Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.
13	Counterparts
This Letter may be executed in any number of counterparts.
14	Governing law
This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

Please confirm your agreement by signing the acknowledgement below.
Yours faithfully

/s/ illegible	/s/ illegible
for and on behalf of UniCredit Bank AG as Lender	for and on behalf of UniCredit Bank AG as Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms hereof.

/s/ Stavros Gyftakis
STAVROS GYFTAKIS
as Treasurer and Attorney-in-fact
for and on behalf of
PREMIER MARINE CO.

Date:  October 10, 2018

/s/ Stavros Gyftakis
STAVROS GYFTAKIS
as Treasurer and Attorney-in-fact
for and on behalf of
GLADIATOR SHIPPING CO.

Date:  October 10, 2018

/s/ Stavros Gyftakis
STAVROS GYFTAKIS
as Treasurer and Attorney-in-fact
for and on behalf of
GUARDIAN SHIPPING CO.

Date:  October 10, 2018

/s/ Stamatios Tsantanis
STAMATIOS TSANTANIS
as Chief Executive Officer
for and on behalf of
SEANERGY MARITIME HOLDINGS CORP.

Date:  October 10, 2018

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Facility Agreement.

/s/ Philippos Charalampides
Philippos Charalampides
for and on behalf of
V. SHIPS LIMITED

/s/ Stavros Gyftakis
Stavros Gyftakis
for and on behalf of
SEANERGY MANAGEMENT CORP.

/s/ Nikolaos Frantzeskakis
Nikolaos Frantzeskakis
for and on behalf of
FIDELITY MARINE INC.